Exhibit 77I


AXP Small Cap Advantage Fund is a new series of AXP Strategy Series, Inc. as of April 7, 1999. Please refer to Post-Effective Amendment No. 33 to Registration Statement No. 2-89288/811-3956 for more information regarding this fund.


Thank you.